Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2005 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-120755) and related Prospectus of Covanta Holding Corporation (formerly known as Danielson Holding Corporation) for the registration of up to 5,700,000 shares of its common stock issuable upon exercise of warrants to purchase common stock.
/s/ Ernst & Young LLP
MetroPark, New Jersey
January 25, 2006